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                                 EXHIBIT (6)(a)

                          Investment Advisory Agreement















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                                                                  EXHIBIT (6)(a)



                      FORM OF INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made as of September 1, 1998 between HIGHMARK FUNDS (formerly, THE HIGHMARK GROUP), a Massachusetts business trust (herein called the "Trust"), and HighMark Capital Management, Inc., a California corporation registered under the Investment Adviser's Act of 1940 with its principal offices in San Francisco, California (herein called the "Investment Adviser").

         WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and administrative services to certain investment portfolios of the Trust (the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds identified on Schedule A hereto for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                  (a) the Trust's Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on March 10, 1987, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

                  (b) the Trust's' Code of Regulations and amendments thereto;

                  (c) resolutions of the Trust's' Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

                  (d) the Trust's' Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on March 12, 1987 and all amendments thereto;



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                  (e) the Trust's' Registration Statement on Form N-1A under the
         Securities Act of 1933, as amended ("1933 Act"), (File No. 33-12608) and under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto; and

                  (f) the Trust's most recent prospectuses and Statement of Additional Information (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

         The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

         3. Management. Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in said Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Investment Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's' Board of Trustees. The Investment Adviser further agrees that it:

                  (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

                  (c) will not make loans to any person to purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

                  (d) will place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. Unless and until appropriate procedures are adopted by the Trustees of the Trust under Rule 17e-1 of the 1940 Act and unless the provisions of such Rule are complied with, portfolio securities will not be purchased



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         from or sold through SEI Investments Distribution Co., HighMark Capital
         Management, Inc., or any affiliated person of either the Trust, SEI Investments Distribution Co., or HighMark Capital Management, Inc.;

                  (e) will maintain all books and records with respect to the Trust's securities transactions and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request;

                  (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential interestholders; and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

                  (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

         4. Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-3 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.



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         7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee computed daily and paid monthly at the applicable annual rate set forth on Schedule A hereto. Each Fund's obligation to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in that Fund.

         If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratios of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to SEI Investments Mutual Funds Services under the Administration Agreement between SEI Investments Mutual Funds Services and the Trust. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         8. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under this Agreement.

         9. Duration and Termination. This Agreement will become effective as to a particular Fund as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until October 31, 1999.

         Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each ending on October 31st of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's' Board of Trustees or by the vote of a majority of the outstanding voting securities of



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such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's' Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

         10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the Commonwealth of Massachusetts.

         The names "HighMark Funds" and "Trustees of the HighMark Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 10, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The HighMark Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interestholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.



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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                               HIGHMARK FUNDS


Seal                                           By:______________________________
                                               Title:  President




                                               HIGHMARK CAPITAL MANAGEMENT, INC.


Seal                                           By:______________________________
                                               Title:  President




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                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                         between the HighMark Funds and
                        HighMark Capital Management, Inc.
                             dated September 1, 1998


Name of Fund                                     Compensation*
------------                                     -------------

The U.S. Government Money Market Fund            Annual rate of thirty
                                                 one-hundredths of one percent
                                                 (.30%) of the U.S. Government
                                                 Obligations Money Market Fund's
                                                 average daily net assets.

The Diversified Money Market Fund                Annual rate of thirty
                                                 one-hundredths of one percent
                                                 (.30%) of the Diversified
                                                 Money Market Fund's average
                                                 daily net assets.

The 100% U.S. Treasury Money Market Fund         Annual rate of thirty one-
                                                 hundredths of one percent
                                                 (.30%) of the 100% U.S.
                                                 Treasury Money Market Fund's
                                                 average daily net assets.

The Income Equity Fund                           Annual rate of sixty
                                                 one-hundredths of one percent
                                                 (.60%) of the Income Equity
                                                 Fund's average daily net
                                                 assets.

The Bond Fund                                    Annual rate of fifty
                                                 one-hundredths of one percent
                                                 (.50%) of the Bond Fund's
                                                 average daily net assets.



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*  All fees are computed daily and paid monthly.



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                               Schedule A (Con't.)
                                     to the
                          Investment Advisory Agreement
                         Between the HighMark Funds and
                        HighMark Capital Management, Inc.
                             dated September 1, 1998


Name of Fund                                     Compensation*
------------                                     -------------

The California Tax-Free Money Market Fund        Annual rate of thirty one-
                                                 hundredths of one percent
                                                 (.30%) of the California
                                                 Tax-Free Money Market Fund's
                                                 average daily net assets.

The Growth Fund                                  Annual rate of sixty
                                                 one-hundredths of one percent
                                                 (.60%) of the Growth Fund's
                                                 average daily net assets.

The Balanced Fund                                Annual rate of sixty
                                                 one-hundredths of one percent
                                                 (.60%) of the Balanced Fund's
                                                 average daily net assets.

The Value Momentum Fund                          Annual rate of sixty
                                                 one-hundredths of one percent
                                                 (.60%) of the Value Momentum
                                                 Fund's average daily net
                                                 assets.

The Blue Chip Growth Fund                        Annual rate of sixty
                                                 one-hundredths of one percent
                                                 (.60%) of the Blue Chip Growth
                                                 Fund's average daily net
                                                 assets.

The Emerging Growth Fund                         Annual rate of eighty
                                                 one-hundredths of one percent
                                                 (.80%) of the Emerging Growth
                                                 Fund's average daily net
                                                 assets.



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*  All fees are computed daily and paid monthly.



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                               Schedule A (Con't.)
                                     to the
                          Investment Advisory Agreement
                         Between the HighMark Funds and
                        HighMark Capital Management, Inc.
                             dated September 1, 1998


Name of Fund                                     Compensation*
------------                                     -------------

The International Equity Fund                    Annual rate of ninety-five
                                                 one-hundredths of one percent
                                                 (.95%) of the International
                                                 Equity Fund's average daily net
                                                 assets.

The Intermediate-Term Bond Fund                  Annual rate of fifty
                                                 one-hundredths of one percent
                                                 (.50%) of the Intermediate-Term
                                                 Bond Fund's average daily net
                                                 assets.

The Government Securities Fund                   Annual rate of fifty
                                                 one-hundredths of one percent
                                                 (.50%) of the Government
                                                 Securities Fund's average daily
                                                 net assets.

The Convertible Securities Fund                  Annual rate of sixty
                                                 one-hundredths of one percent
                                                 (.60%) of the Convertible
                                                 Securities Fund's average daily
                                                 net assets.

The California Intermediate Tax-Free Bond Fund   Annual rate of fifty one-
                                                 hundredths of one percent
                                                 (.50%) of the California
                                                 Intermediate Tax- Free Bond
                                                 Fund's average daily net
                                                 assets.

The Small Cap Value Fund                         Annual rate of one hundred
                                                 one-hundredths of one percent
                                                 (1.00%) of the Small Cap Value
                                                 Fund's average daily net
                                                 assets.



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*  All fees are computed daily and paid monthly.



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                                            HIGHMARK FUNDS


                                            By:______________________

                                            Title:___________________

                                            Date:____________________


                                            HIGHMARK CAPITAL MANAGEMENT, INC.


                                            By:______________________

                                            Title:___________________

                                            Date:____________________




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